SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                             -----------------------


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                November 1, 1996


                           SPARTA SURGICAL CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                   1-11047                     22-2870438
  (State or other juris-           (Commission                 (I.R.S. Employer
   diction of incorporation)        File Number)                ID. Number)


                              Bernal Corporate Park
                 7068 Koll Center Parkway, Pleasanton, CA 94566
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (510)417-8812 not applicable
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

     On November 1, 1996, the Registrant entered into a non-binding letter of intent for the acquisition of substantially all of the operating assets of Orion Life Systems, Inc. and its wholly owned subsidiary, Orion Medical Products, Inc. (collectively, "Orion"). The purchase price to be paid for the assets will be approximately $3 million consisting of $450,000 in cash, $100,000 in notes payable over five years, $550,000 in royalties payable as 1.5% of net sales, the assumption of approximately $1,100,000 in bank debt, and assumption of approximately $800,000 in other liabilities. The letter of intent also calls for the Registrant to issue earn-out shares of common stock to Orion's president upon Orion's meeting certain net sales and pre-tax profit goals during the fiscal years ending February 28, 1998 through February 28, 2001. The closing of the acquisition is subject to several conditions, including the determination by the Registrant that the results of its due diligence investigation of Orion's business and assets are satisfactory; approval of the Board of Directors of both companies; the execution of a mutually acceptable definitive purchase agreement; and completing the Registrant's financing. Based in Wheeling, Illinois, Orion specializes in contract manufacturing, packaging, and sterilization of medical devices and single-use procedure trays as well as manufacturing and marketing its own line of urological, respiratory, and I.V. therapy disposable products.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits:

     10.86 Letter of intent to purchase substantially all of the assets of Orion Life Systems, Inc. and its wholly owned subsidiary, Orion Medical Products, Inc. dated November 1, 1996.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   SPARTA SURGICAL CORPORATION
                                                   (Registrant)

                                                   By: Thomas F. Reiner
                                                   Thomas F. Reiner, Chairman of
                                                   the Board, President & CEO

Dated: November 8, 1996

                       SECURITIES AND EXCHANGE COMMISSION

                                    EXHIBITS
                                       TO
                                    FORM 8-K

                             DATED NOVEMBER 1, 1996

                                  EXHIBIT 10.86

October 28, 1996

                                                            VIA AIRBORNE EXPRESS
Mr. Kenneth L. Maltas, President
Mr. John L. Laemmar, Executive Vice President
Orion Life Systems, Inc.                                        - CONFIDENTIAL -
97 Marquardt Drive
Wheeling, IL 60090-6423

         Re: Acquisition of Certain Assets of Orion Life Systems, Inc. by Sparta Surgical Corporation on behalf of Itself or An Entity To Be Formed

Dear Messrs. Maltas and Laemmar:

     This letter will set forth the intent of the undersigned Sparta Surgical Corporation or its designee ("Sparta") to purchase from Orion Life Systems, Inc. and its wholly owned subsidiary, Orion Medical Products, Inc. (collectively, "Orion") all or substantially all of their respective assets, and to assume certain specified liabilities thereof. This is a non-binding letter of intent, except for those specific items set forth in Paragraphs 11 through 14 hereof. As such, and subject to said exception, it imposes no contractual or other obligations on either party, but rather, merely constitutes an expression of our mutual interests. A binding contract on the matters discussed in Paragraphs 1 through 10 hereof will be created only upon the formal execution of a definitive Asset Purchase Agreement.

     Furthermore, since Sparta is a publicly traded company, the structuring of he transactions will be reviewed by its SEC counsel, public accountants, lenders and investment bankers to assure the best possible structure, and full compliance with applicable securities laws and regulations.

     This transaction, as Sparta contemplates it, would be as follows:

     1. Assets to be Purchased and Liabilities to be Assumed. Sparta will acquire all or substantially all of the assets of Orion (the "Assets"), including without limitation all tangible assets (specifically including, among other things, machinery, packaging, office, equipment, tooling, inventory, prepaid deposits, prepaid expenses, cash and accounts receivable, refundable income taxes) and all intangible assets of Orion (such as trademarks, tradenames, patents, copyrights, licenses, contracts, customer lists, telephone numbers, dealer and distributor lists and other proprietary rights and materials). Sparta will assume the specific liabilities reflected in the balance sheet of Orion as at September 28, 1996 (approximately $1,900,000) which shall exclude all notes payable due to Kenneth Maltas and John Laemmar in the approximate amount of $93,000.

Orion Life Systems, Inc.
Mr. Kenneth L. Maltas
Mr. John L. Laemmar
October 28, 1996
Page 2

     2. Purchase Price. The purchase price will be approximately Three Million Dollars ($3,000,000). The purchase price shall consist of One Million One Hundred Thousand Dollars ($1,100,000) cash with the remainder in the form of an assumption of Orion's indebtedness: The cash portion shall be paid as follows:

     a) Four Hundred Fifty Thousand ($450,000) shall be paid in immediately available funds at Closing of the proposed transaction;

     b) One Hundred Thousand ($100,000) shall be paid over five (5) years at no interest rate, with principal payments of $20,000 each year.

     c) Five Hundred Fifty Thousand ($550,000) shall be in royalty equal to 1.5% net sales of those products and services currently manufactured and/or delivered by Orion, however, in no event shall the royalty amount exceed in the aggregate, Five Hundred Fifty Thousand ($550,000). Such royalty would be payable semi-annually commencing with the first installment paid no sooner than October 30, 1996 or within thirty (30) days after the reports covering such quarter is filed with the United States Securities and Exchange Commission.

     3. Purchase Price Assumptions. The above purchase price assumes that the net book value of the following assets, as of the close of business on the day immediately preceding the date of Closing, is not less than the following (in thousands):

          a.   Accounts Receivable less than 90 days old:               $700,000
          b.   Inventory (good and saleable):(1)                         550,000
          c.   Machinery , Equipment, Furniture and Office
               Equipment and Leasehold Improvements:                     750,000
          d.   Prepaid expenses:                                          25,000
          e.   Other assets:                                              10,000

     To the extent that any such  asset's net book value is below these  minimum
amounts,   the  cash   portion  of  the   purchase   prices  shall  be  adjusted
proportionately, regardless of whether or not other assets exceed these minima.

     4. Employment, Consulting and Non-Compete Agreements.

          a)   Mr.  Ken  Maltas   ("Maltas")  shall  enter  into  an  Employment
               Agreement with Sparta for a term of four (4) years from the date of Closing pursuant to which Maltas should

---------------------
     (1)Consisting of finished goods, work in process and raw materials. Finished goods counted towards this minimum must be saleable in the ordinary course of business and manufactured in accordance with Good Manufacturing Practices as promulgated by the U.S. Food and Drug Administration ("GMP) (and, if packaged, consisting of only those goods packaged in accordance with GMP as well) and shall be not more than 120 days old. Raw materials and work in process counted toward this minimum must be usable in the ordinary course for products currently being sold on a regular basis by Orion, and must not constitute in excess of 50% of total inventory by value. Such finished goods shall be adequate in amount and type to fulfill at least 120 days' typical order volume, based upon historical order volume during the past year and reasonable projections for the current year.

Orion Life Systems, Inc.
Mr. Kenneth L. Maltas
Mr. John L. Laemmar
October 28, 1996
Page 3


               not work less than forty (40) hours per week. Maltas shall be paid at Sparta's regular payroll periods at an annual salary of $100,000 each year for such services. Maltas shall assume the position of Vice President, Orion Products reporting directly to Sparta's Chairman, President and C.E.O. In this capacity, Maltas shall be directly responsible for all Orion Products sales and marketing and until further notice shall oversee all manufacturing, research and development, regulatory affairs functions and/or any other duties designated by Sparta's Board of Director.

               Maltas shall be provided as a further compensation for such services, pursuant to the Sparta's ESOP stock option plan, to purchase One Hundred Thousand (100,000) shares of Sparta common stock at the Fair Market Value Price on the day of the Closing which shall be exercisable over a three year period at 33,333 shares each year. In addition, Maltas shall participate each year of his Employment Agreement up to a $60,000 commission plan relating to Orion's product net sales and gross profit budget achievement which is to be defined and agreed upon between Maltas and Sparta at a later date. In addition, Maltas shall participate in Sparta's Management Pre-Tax Bonus.

               Sparta shall maintain at its own expense key man life insurance on the life of Maltas and will be maintained throughout the duration of the Employment Agreement in the amount of $500,000 of which Sparta shall be the sole beneficiary and owner. Maltas shall receive a monthly auto allowance in the amount of $350.00 and shall be enrolled in the Sparta's health insurance plan and Sparta shall maintain a $250,000 term life insurance on Maltas of which Sparta shall be the owner of the policy and Maltas shall designate his choice of beneficiary. In addition, Sparta agrees to reimburse Maltas up to a maximum of $136.96 each month for disability income protection for the duration of the Employment Agreement or up to a maximum of four years.

               Finally, for each of the four (4) "Annual Periods" which commences with the Annual Period ending February 27, 1998 and terminates with the "Annual Period" ending on the last day of February in 2001, Sparta will issue to Maltas Earn-Out Stock based only upon achieving both the minimum Net Sales and Pre-Tax Profits for the Annual Periods for the Orion products and services currently manufactured and/or delivered by Orion as reflected in the table set forth below. Net Sales and Pre-Tax Profits shall be determined by Sparta's independent accountant who audits financial statements of Sparta and shall be prepared in accordance with generally accepted accounting principles, consistently applied; which determinations shall be final and agreed upon by all parties.

Orion Life Systems, Inc.
Mr. Kenneth L. Maltas
Mr. John L. Laemmar
October 28, 1996
Page 4


               Earn-Out Shares shall be subject to an Irrevocable Voting Trust Agreement between Maltas and Thomas F. Reiner. If any Earn-Out Common Shares are achieved, Maltas then agrees to vote all shares earned in favor of Thomas F. Reiner. In addition, any shares earned by Maltas, shall be subject to restrictions from sale of securities pursuant to the guidelines of the Securities and Exchange Commission.

                                                            Earn-Out
                                                            Shares For Achieving
                                                            Minimum Net
              Annual    Minimum        Minimum              Sales And Pre-Tax
              Period    Net Sales      Pre-Tax Profits      Profits
              ------    ---------      ---------------      -------
               1998     $ 6,000,000    $   250,000          100,000
               1999     $ 7,500,000    $   400,000          200,000
               2000     $ 9,500,000    $   550,000          300,000
               2001     $12,000,000    $   750,000          400,000

          b) Mr. John Laemmar ("Laemmar") shall enter into a Consulting Agreement with Sparta for a term of Twenty-Four (24) months from the date of Closing, pursuant to which Laemmar shall work not less than Twenty-Four (24) hours per week and shall report directly to Sparta's Chairman, President and C.E.O or to any individual(s) so designated by the Board of Directors. Laemmar shall be paid on Sparta's regular payroll periods, a Consultant fee of Sixty Five Thousand ($65,000) each year. In addition, Laemmar shall be issued, as further fee for such services, pursuant to the Sparta ESOP plan, to purchase 100,000 shares of Sparta common stock at the Fair Market Value Price on the day of the Closing, exercisable over a three year period at 33,333 shares each year.

               Such Consulting services shall consist of providing any support and assistance relating to financing, regulatory affairs and manufacturing during such period or any other duties as designated by Sparta's Board of Directors. Sparta shall maintain at its own expense, key man life insurance on the life of Laemmar will be maintained throughout the duration of the terms of such employment period, in the amount of $250,000, of which Sparta shall be the sole beneficiary and owner. Laemmar shall receive a monthly auto allowance of $250.00 per month for the duration of the Consultant Agreement. In addition , Sparta shall maintain a $250,000 term life insurance policy on Laemmar which Sparta shall be the owner and Laemmar shall designate his choice of beneficiary. In addition, Sparta agrees to reimburse Laemmar up to a maximum of $136.25 each month for disability income protection for the duration of the Consultant Agreement or up to a maximum of two years.

Orion Life Systems, Inc.
Mr. Kenneth L. Maltas
Mr. John L. Laemmar
October 28, 1996
Page 5

          c) In addition, Maltas and Laemmar shall sign separate Non-Compete Agreement for a five (5) year term and shall apply to the entire industry serviced by Orion.

     5. Due Diligence Review. Immediately after the mutual execution of this letter of intent, Orion shall allow Sparta, its accountants, attorneys and its other authorized representatives, to review its books, records, financial statements, tax returns, perform complete inventory of its assets and material contracts, interview key employees, and review any and all other materials necessary in order for Sparta and its lenders to satisfy themselves as to the financial conditions and operations of its business. Sparta shall complete its inspection and then shall advise Orion of the acceptability of the financial and operational condition of the business. Orion acknowledges that it has agreed to continue operating its business, sales effort and manufacturing and service provision, as normal, from now until the Closing, in order to help assure a smooth transition.

     Among other things, Orion shall provide to Sparta, at Orion's own expense, an appraisal of all Orion's equipment and inventory at Orderly Liquidation Value, at Salvage Value, and at Fair Market Value, in form and substance satisfactory to Sparta's lenders no later than fifteen (15) days after the signing of this Letter of Intent. The appraisal shall be performed by Accuval Associates, Inc., Mequon, Wisconsin.

     6. Environmental, OSHA and FDA Information. Orion shall furnish at its own expense to Sparta all documentation, notices, analyses, Phase I and II reports, and other materials regarding environmental, OSHA-regulated or Food and Drug Administration-regulated and conditions (including, without limitation, any documentation relating to Orion's compliance with GMP). Orion represents that it has obtained all permits, licenses, and other authorizations required and Orion is in full compliance with all terms and conditions of the Environmental laws. In addition, Orion will pay for Consultants selected by Sparta to conduct a Phase II report on environmental conditions at Orion's location, and to determine compliance with GMP as to manufacture, packaging, etc.

     7. Cooperation with Lenders and/or other Financiers. Orion agrees to fully cooperate with Sparta's lenders and/or other financiers, with any disbursements involved therein to be reimbursed by Sparta, including, if Sparta so requests, participation in one or more presentations jointly with Sparta to Sparta's lenders.

     8. Conditions. The closing of the transactions herein contemplated shall be conditioned upon execution of a definitive Asset Purchase Agreement and other mutually acceptable definitive agreements, and upon the following:

          (a) the determination by Sparta that the results of its due diligence investigation of Orion's business and assets are satisfactory, and that no material

Orion Life Systems, Inc.
Mr. Kenneth L. Maltas
Mr. John L. Laemmar
October 28, 1996
Page 6

               environmental,   OSHA,  or  FDA  issues,  or  other  governmental
               liabilities are outstanding, pending or reasonably likely to arise based upon present information as of the date of Closing;

          (b) representations by Maltas and Laemmar that no new indebtedness, salary raises or bonuses, or other actions outside the ordinary course of business shall have occurred between the date of this letter of intent and the Closing;

          (c) the joinder by Maltas and Laemmar in the representations and warranties of Orion in the definitive Asset Purchase Agreement without limiting the generality of the foregoing, such representations and warranties include, (i) the accuracy of financial statements of assets and liabilities, (ii) no material adverse change in the financial condition and/or the assets of Orion Life Systems, Inc. from the date of this letter; and

          (d) Orion shall have renewed the current contract manufacturing agreement for a three (3) year period with Clintic commencing January 1997 by the closing date of this transaction.

          (e) Sparta shall have reviewed and be satisfied with Orion's October and November 1996 financial statement results.

          (f) Orion is not a party to any presently binding letter of intent or other writing contemplating a committment, nor does Orion have any committment or legal obligation to any other person or entity to merge or consolidate the business.

     9. Closing. The closing shall take place as soon as practicable after successful conclusion of Sparta's due diligence investigation as set forth above, at the offices of Shafner, Gilleran & Mortenson, P.C., 150 Federal Street, Boston, MA 02110. Upon execution and delivery of the definitive Asset Purchase Agreement and other agreements, the provisions of this letter will merge into said definitive agreements and will be of no further force or effect.

The following items are binding agreements of the parties to this letter, as evidenced by their respective signatures:

     10. Confidentiality of Due Diligence Information. The parties agrees to keep confidential and not disclose all information concerning each other and their respective businesses, operations and assets, except that Sparta may share such information with accountants, attorneys and professional advisers, and except, in the case of Sparta, that it may share information with its lenders and/or other sources of financing. Except as contemplated by this letter and as

Orion Life Systems, Inc.
Mr. Kenneth L. Maltas
Mr. John L. Laemmar
October 28, 1996
Page 7

reasonably necessary in order to acquire the financing necessary to consummate the transactions contemplated by this letter, the parties shall not utilize non-public information obtained in connection herewith for any other purpose.

     11. Standstill Agreement. Until the expiration of One Hundred Fifty (150) days from the date of execution of this letter of intent, Orion agrees that neither it, nor any of its representatives, or they, will communicate, solicit respond to, entertain or encourage (including furnishing any information regarding its business, properties or assets) any inquiry, discussion or proposal for or in connection with any sale of its stock or assets outside the ordinary course of Orion' business. The parties agree that any violation of this provision will result in monetary and non-monetary damages to Sparta which will be difficult to ascertain with any degree of specificity, and therefore the parties agree that this provision shall be enforceable in equity, in addition to and not in lieu of any remedy available therefor at law.

         12. Expenses. Except as otherwise expressly provided herein, all expenses incurred by Sparta in connection with the matters contained in this letter (including but not limited to attorney's fees, accountants' fees and costs with respect to due diligence) and in connection with the consummation of the proposed transactions shall be paid by Sparta. Likewise, all expenses incurred by Orion with respect to the matters contained in this letter shall be paid by Orion. Without limiting the foregoing, Orion shall be responsible for the fees and expenses of Cleary and Oxford Associates in connection with the transactions contemplated herein. Orion and Sparta represent and warrant to one another that no other broker or intermediary has been retained with respect to the transactions contemplated by this letter, and will indemnify and hold the other harmless form any costs or liability to any such broker or intermediary which one of them shall have retained or shall have given reason to assert a claim, regardless of the meritoriousness thereof.

     13. Non-Disclosure. The parties shall keep the existence and substance of these negotiations strictly confidential, except for their respective accountants, attorneys and professional advisers, and except, in the case of Sparta, for its lenders and/or other sources of financing. Orion agrees that it and its officers, agents or employees will not discuss or publicize this potential transaction without the consent of Sparta unless required by law to do so, in which event Orion or such party will notify Sparta as far in advance as reasonably possible and will cooperate with Sparta in any action Sparta deems necessary or appropriate to prevent or limit such disclosure. Orion recognizes that the extent of this acquisition could be material with respect to Sparta and that Sparta intends it to be confidential until Sparta deems it appropriate to disclose in a press release and/or filing this transaction with the Securities and Exchange Commission. Thus, Orion now has and will continue to have material non-public information. As a result, Orion and any person related to Orion who is aware of this information will be restricted from trading in the stock of

Orion Life Systems,Inc.
Mr. Kenneth L. Maltas
Mr. John L. Laemmar
October 28, 1996
Page 8

Sparta while the information is non-public. If Orion or its personnel have any questions regarding their responsibilities under these laws or provisions, they will consult their attorney.

     This letter will be effective as of the date countersigned by Orion below. If the contents of this letter of intent correspond with your intentions with regard to this matter, please execute the bottom portion of the enclosed copy of this letter and return it to the undersigned on or before 5:00 p.m. E.S.T. on November 1, 1996. If not returned by said time and date, without change, this letter of intent will expire.

     This letter supersedes all prior communications between the parties hereto (both oral and written). All such previous communications is modified hereby. This letter of intent of the parties hereto as of the date herewith.

Sincerely,

SPARTA SURGICAL CORPORATION
(on its own behalf and/or on behalf of an entity to be formed by it)


By:   Thomas F. Reiner
      Thomas F. Reiner, Chairman of the Board
      President and CEO

Orion Life Systems, Inc., Agreed and Accepted


By:   Kenneth Maltas                                              Date   11-1-96
      Kenneth Maltas, President, Principal Owner


     John Laemmar                                                 Date   11-1-96
     John Laemmar, Executive Vice President, Principal Owner